SECOND AMENDMENT
TO THE
INTERNATIONAL TRANSMISSION COMPANY
EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN
          This Second Amendment to the International Transmission Company Executive Supplemental Retirement Plan (“Plan”), established effective March 1, 2003 to supplement the pension benefits of certain executives and key management employees of ITC Holdings Corp. and its subsidiaries, is hereby adopted pursuant to the amendment power reserved in Section 10.01 of the Plan, effective as of January 1, 2006:
          1.      Section 2.18 of the Plan is restated in its entirety, to read as follows:
          "2.18 “Investment Credit” means the hypothetical earnings posted to the Participant’s Account each Plan Year. The Investment Credit will be equal to the same earnings rate that is determined from time to time as the “Interest Credit” applied to the cash balance accounts for participants under Section 5.02(d) of the International Transmission Company Retirement Plan.”
          2.      Section 4.01 of the Plan is restated in its entirety, to read as follows:
          "4.01 Establishment of Accounts. The Committee shall establish a hypothetical bookkeeping Account for each Participant. The initial value of a Participant’s Account shall be zero. Compensation Credits shall be credited to a Participant’s Account as of the last business day of the Plan Year. The Participant’s Account at the end of the first Plan Year in which the Participant commences participation in the Plan shall equal the Compensation Credit for the Participant for that Plan Year, less the “Special Employer Contribution” (if any) made with respect to the Participant under Section 5.02(i) of the International Transmission Company Retirement Plan.
            In all subsequent years, the Participant’s Account shall be recalculated at the end of each Plan Year, and shall equal the sum of the following:
            (a)      the prior Plan Year’s ending balance of the Account; plus
            (b)      the Investment Credit on the prior Plan Year’s ending Account balance; plus
            (c)      the Compensation Credit for the Participant for the current Plan Year, less the “Special Employer Contribution” (if any) made with respect to the Participant under Section 5.02(i) of the International Transmission Company Retirement Plan.”

ADOPTED this 17th day of May, 2006, effective as of January 1, 2006.

ITC HOLDINGS CORP.
By /s/Daniel J. Oginsky
Title Vice President, General Counsel and Secretary